First Amendment
                                       To
                 Amended & Restated Expense Limitation Agreement


This First Amendment to Amended & Restated Expense Limitation Agreement for the Chesapeake Core Growth Fund ("Amendment") is made and entered into this 23rd day of January 2002, by and between Gardner Lewis Asset Management, LP (the "Advisor") and Gardner Lewis Investment Trust (the "Trust").

                                   WITNESSETH:

WHEREAS, the Advisor and the Trust wish to amend that certain Amended & Restated Expense Limitation Agreement ("Agreement") dated June 28, 2001 between the Advisor and the Trust to modify and change the Reimbursement Amount as defined in Section 2.1. Reimbursement. of the Agreement;

WHEREAS, the Advisor has requested that the Reimbursement Amount be changed in order for the Advisor to be able to agree to continue the Agreement beyond October 31, 2002; and

WHEREAS, the Advisor and the Trust have determined that it is appropriate and in the best interest of the Fund (as defined in the Agreement) to continue the Agreement and change the Reimbursement Amount as forth below.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend and modify the Agreement effective as of the date of this Amendment as follows:

     1. Modify Reimbursement Amount. In the second sentence of Section 2.1. Reimbursement. of the Agreement the phrase "previous eight (8) fiscal years" is substituted in the place of the phrase "previous five (5) fiscal years".

Except as expressly modified or amended herein, all other terms, provisions and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers the day and year first above written.


GARDNER LEWIS INVESTMENT TRUST
ON BEHALF OF THE CHESAPEAKE CORE GROWTH FUND

By: _____________________________

Its: ____________________________


GARDNER LEWIS ASSET MANAGEMENT, LP

By: _____________________________

Its: ____________________________